UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 26, 2012 (June 26, 2012)

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1, shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such information and exhibits shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Press Release Regarding Offering of Senior Notes Due 2023

On June 26, 2012, SM Energy Company (the “Company”) issued a press release announcing that it had commenced its offering of an expected $300 million aggregate principal amount of senior notes due 2023 (the “Senior Notes”).  The notes offering is being made solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act, and to certain non-U.S. persons, as defined in Regulation S under the Securities Act.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Disclosure of Certain Information

The Company is offering the Senior Notes pursuant to a preliminary confidential offering memorandum dated June 26, 2012 (the “Preliminary Offering Memorandum”).  The Preliminary Offering Memorandum contains the following financial information, which has not been previously disclosed.

As of June 25, 2012, the Company had approximately $426.0 million outstanding under its credit facility, a material portion of which was borrowed in connection with the conversion and redemption of its 3.50% Senior Convertible Notes due 2027.

As of March 31, 2012, after giving pro forma effect to the Company’s conversion or redemption of its 3.50% Senior Convertible Notes due 2027, the Company would have had 65,095,220 shares of its common stock outstanding and 65,014,153 shares outstanding, net of treasury shares.

EBITDAX, which is defined by the Company in the footnotes to the following table, is a financial measure not defined in United States generally accepted accounting principles (“GAAP”).  The Company is including in this report its reconciliation of net income, its most comparable measure calculated in accordance with GAAP, to EBITDAX.

	As of and for the Years Ended December 31,				As of and for the Three Months Ended March 31,
	2009		2010	2011	2011		2012
	(in thousands, except ratios)
Other Financial Data:
Ratio of earnings to fixed charges (1)	—	(2)	11.6x	6.7x	—	(2)	3.0x
EBITDAX(3)	$499,100		$592,809	$893,342	$178,018		$259,023

(1)

The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges and amortization of capitalized interest, less capitalized interest) by fixed charges (interest expense plus capitalized interest).

(2)

Earnings were inadequate to cover fixed charges for the year ended December 31, 2009, by a deficiency of $158.7 million, and for the three months ended March 31, 2011, by a deficiency of $29.4 million.

(3)

EBITDAX represents income or loss before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion, exploration, property impairments, stock compensation expense, unrealized derivative losses, change in the Net Profits Plan liability, and gains on divestitures. EBITDAX is used as a supplemental financial measure by our management and directors and by external users of our financial statements, such as investors, to assess:

•                  the financial performance of assets without regard to financing methods, capital structure or historical cost basis;

•                  the ability of assets to generate cash sufficient to pay interest on indebtedness; and

•                  operating performance and return on invested capital as compared to those of other companies, without regard to financing methods and capital structure.

EBITDAX has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDAX excludes some, but not all, items that affect net income, and these measures may vary among other companies. Limitations to using EBITDAX as an analytical tool include:

•                  EBITDAX does not reflect current or future requirements for capital expenditures or capital commitments;

•                  EBITDAX does not reflect changes in, or cash requirements necessary to service, interest or principal payments on debt;

•                  EBITDAX does not reflect income taxes;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDAX does not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDAX differently than we do, limiting its usefulness as a comparison measure.

Below is a reconciliation of net income, the most comparable measure calculated in accordance with GAAP, to EBITDAX:

	As of and for the Years Ended December 31,			As of and for the Three Months Ended March 31,
	2009	2010	2011	2011	2012
	(in thousands)
EBITDAX Reconciliation:
Net Income (loss)	$(99,370)	$196,837	$215,416	$(18,503)	$26,336
Adjust: (gain) on divestiture activity	(11,444)	(155,277)	(220,676)	(24,915)	(1,462)
Net interest expense	28,629	23,875	45,383	9,586	14,208
Income tax (benefit) expense	(60,094)	118,059	123,585	(11,055)	15,681
Depletion, depreciation, amortization and asset retirement obligation liability accretion	304,201	336,141	511,103	105,356	169,570
Stock-based compensation expense	18,765	26,743	26,824	5,551	4,350
Impairment of proved properties	174,813	6,127	219,037	—	—
Abandonment and impairment of unproved properties	45,447	1,986	7,367	3,079	142
Impairment of materials inventory	14,223	—	—	—	—
Loss related to hurricanes	8,301	—	—	—	—
Unrealized derivative loss (gain)	20,469	8,899	(62,757)	82,012	7,652
Change in Net Profits Plan liability	(7,075)	(34,441)	(25,477)	14,195	3,939
Exploration	62,235	63,860	53,537	12,712	18,607
EBITDAX	$499,100	$592,809	$893,342	$178,018	$259,023

The following tables include all commodity derivative contracts entered into subsequent to March 31, 2012:

Oil Collars:

Contract Period	NYMEX WTI Volumes	Weighted- Average Floor Price	Weighted- Average Ceiling Price
	(Bbls)	(per Bbl)	(per Bbl)
2015	638,800	$85.00	$101.80
All oil collars	638,800

Natural Gas Swaps:

Contract Period	Volumes	Weighted- Average Contract Price
	(MMBtu)	(per MMBtu)
Third quarter 2012	5,755,000	$2.37
Fourth quarter 2012	2,527,000	$2.78
2013	4,398,000	$3.27
2015	4,497,000	$4.00
All natural gas swap contracts	17,177,000

*Natural gas swaps are comprised of IF HSC (68%), IF NGPL TXOK (18%), IF PEPL (7%), and IF Reliant N/S (7%).

NGL Swaps:

Contract Period	Volumes	Weighted- Average Contract Price
	(Bbls)	(per Bbl)
Second quarter 2012	52,300	$26.26
Third quarter 2012	137,300	$26.24
Fourth quarter 2012	115,800	$26.22
2013	796,800	$32.89
All NGL swap contracts	1,102,200

*NGL swaps are comprised of OPIS Mont. Belvieu LDH Propane (36%), OPIS Mont. Belvieu Purity Ethane (56%), OPIS Mont. Belvieu NON-LDH Isobutane (2%), OPIS Mont. Belvieu NON-LDH Natural Gasoline (3%), and OPIS Mont. Belvieu NON-LDH Normal Butane (3%).

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is furnished as part of this report:

	Exhibit 99.1	Press release of the Company dated June 26, 2012, entitled “SM Energy Announces Private Offering of $300 million of Senior Notes Due 2023”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: June 26, 2012	By:	/s/ David W. Copeland
David W. Copeland
Senior Vice President, General Counsel and Corporate Secretary